UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 9, 2005

FISCHER IMAGING CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-19386	36-2756787
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

12300 North Grant Street

Denver, Colorado

80241

(Address of Principal Executive Offices)

(Zip Code)

(303) 452-6800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01  Entry into a Material Definitive Agreement.

On December 14, 2005, Fischer Imaging Corporation (“Fischer”) entered into agreements with Steven L. Durnil, its President and Chief Executive Officer, and David Kirwan, its Senior Vice President and Chief Financial Officer, terminating their employment relationships and entering into independent contractor arrangements with Fischer.  Both Mr. Durnil and Mr. Kirwan will continue in their respective positions with Fischer.  Fischer deemed these changes necessary in light of its current financial situation and its need to retain Mr. Durnil and Mr. Kirwan.  In addition, on December 9, 2005, Mr. Durnil and Mr. Kirwan also each received bonuses for their work in completing the transaction with Hologic, Inc. in the amount of $75,000.

To effect these changes, Fischer entered into Separation and Release Agreements, effective December 2, 2005, with Steve Durnil and David Kirwan, providing for the resignation of Mr. Durnil and Mr. Kirwan and the resolution and settlement of all amounts due under the Retention and Severance Benefit Agreements between Fischer and each of Mr. Durnil and Mr. Kirwan dated June 29, 2005 (the “Retention and Severance Agreements”) and for the payment of accrued and unpaid vacation.  Under the Separation and Release Agreements, Fischer agreed to pay Mr. Durnil a one-time lump sum payment of $102,003.59, consisting of separation pay of $85,000 and payment for accrued and unpaid vacation, and agreed to pay Mr. Kirwan a one-time lump sum payment of $90,741.34, consisting of $75,000 in separation pay and payment for accrued and unpaid vacation.  Amounts paid to Mr. Durnil and Mr. Kirwan as separation pay represent approximately 29% of the amounts Mr. Durnil and Mr. Kirwan would have been entitled under the Retention and Severance Agreements, assuming they had suffered involuntary termination (as defined in the Retention and Severance Agreements) as of December 2, 2005.  All rights under the Retention and Severance Agreements are terminated as of the effective date of the Separation and Release Agreements, and Mr. Durnil and Mr. Kirwan each agreed to a general release of all claims against Fischer.

In connection with the Separation and Release Agreements, Fischer entered into Independent Contractor Agreements effective December 2, 2005, with Mr. Durnil (the “Durnil Agreement”) and Mr. Kirwan (the “Kirwan Agreement”).  Pursuant to the Durnil Agreement, Mr. Durnil will continue to serve as President and Chief Executive Officer of the Company until March 31, 2006, unless the agreement is extended or terminated pursuant to the terms of the Durnil Agreement.  Fischer agreed to pay Mr. Durnil a fixed fee of $5,900 per week for his services.  Pursuant to the Kirwan Agreement, Mr. Kirwan will continue to serve as Senior Vice President and Chief Financial Officer of the Company until March 31, 2006, unless the agreement is extended or terminated pursuant to the terms of the Kirwan Agreement.  Fischer agrees to pay Mr. Kirwan a fixed fee of $5,200 per week for his services.

ITEM 1.02  Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 1.02.  In connection with the Separation and Release Agreements described above, the Company terminated the Retention and Severance Agreements and settled all amounts owed by Fischer to Mr. Durnil and Mr. Kirwan under such agreements.  The Retention and Severance Agreements had provided, among other things, for certain retention and severance benefits for each of Mr. Durnil and Mr. Kirwan.

ITEM 9.01  Financial Statements and Exhibits

(c)  Exhibits

The following Exhibits are filed as part of this report:

EXHIBIT NO.	DESCRIPTION
10.1	Separation and Release Agreement, effective as of December 2, 2005, between the Company and Steven L. Durnil.
10.2	Separation and Release Agreement, effective as of December 2, 2005, between the Company and David Kirwan.
10.3	Independent Contractor Agreement, effective as of December 2, 2005, between the Company and Steven L. Durnil.
10.4	Independent Contractor Agreement, effective as of December 2, 2005, between the Company and David Kirwan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCHER IMAGING CORPORATION

Date: December 15, 2005	By:	/s/ Steven L. Durnil
Steven L. Durnil
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Separation and Release Agreement, effective as of December 2, 2005, between the Company and Steven L. Durnil.
10.2	Separation and Release Agreement, effective as of December 2, 2005, between the Company and David Kirwan.
10.3	Independent Contractor Agreement, effective as of December 2, 2005, between the Company and Steven L. Durnil.
10.4	Independent Contractor Agreement, effective as of December 2, 2005, between the Company and David Kirwan.